Exhibit 23





                             CONSENT OF INDEPENDENT ACCOUNTANTS
                             __________________________________



                  We hereby consent to the incorporation by reference in the Prospectus constituting part of (i) the Registration Statements on Form S-8 (Nos. 33-12072; 33-26814; 33-
                  33413; and 33-41409; 33-60628; and 33-63208) of Santa Fe
                  Pacific Corporation, (ii) the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-51435), and (iii) the Post-Effective Amendment 1-D on Form S-8 to the Registration Statement on Form S-14 (No. 2-87755) of Santa Fe Pacific Corporation, of (a) our report dated February 4, 1994, appearing on page 19 of the 1993 Annual Report to Shareholders of Santa Fe Pacific Corporation which is incorporated by reference in this Form 10-K; (b) our report on the Consolidated Financial Statement Schedules of Santa Fe Pacific Corporation which appears on page F-1 of this Form 10-K;
                  (c) our report dated June 24, 1994 included in Exhibit 99(a) relating to The Santa Fe Pacific Retirement and Savings Plan for Salaried Employees; (d) our report dated June 24, 1994 included in Exhibit 99(b) relating to The Atchison, Topeka and Santa Fe Railway Company - Brotherhood of Locomotive Engineers 401(k) Retirement Plan; and (e) our report dated June 24, 1994 included in
                  Exhibit 99(c) relating to The SFPG Mining Company Retirement and Savings Plan for Hourly Employees.



                  PRICE WATERHOUSE

                  Kansas City, Missouri
                  June 24, 1994